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                                                                    EXHIBIT 20.2

                          MONTHLY HOLDERS' STATEMENT
                        FIRST NATIONAL BANK OF COMMERCE
                            NEW ORLEANS, LOUISIANA

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                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1
                                AUGUST 11,1998
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Under the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of August 1, 1997 by and between First National Bank of Commerce, as Seller and Servicer ("FNBC"), and The First National Bank of Chicago, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-1 Supplement dated as of August 1, 1997 by and between FNBC and the Trustee, FNBC, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the August 15,1998 Distribution Date, and with respect to the performance of the Trust during the month of 7/1/98 to 7/31/98 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Supplement.

A  Series 1997-1 Certificates
      1  Information regarding Payments in respect of the Class A
         Certificates (per $1,000 original certificate principal
         amount)
            a  Total Payment                                            5.125000
            b  Amount of Payment in respect of Class A Monthly
               Interest                                                 5.125000
            c  Amount of Payment in respect of Class A Overdue
               Monthly Interest                                              -
            d  Amount of Payment in respect of Class A Additional
               Interest                                                      -
            e  Amount of Payment in respect of Class A Principal             -

      2  Class A Investor Charge-Offs/Reimbursement of Class A Investor
         Charge-Offs
            a  Total amount of Class A Investor Charge-Offs                  -
            b  Amount of Class A Investor Charge-Offs per $1,000
               original certificate principal amount                         -
            c  Total amount reimbursed in respect of Class A
               Investor Charge-Offs                                          -
            d  Amount reimbursed in respect of Class A Investor
               Charge-Offs per $1,000 original principal amount              -
            e  The amount, if any, by which the outstanding
               Principal Balance of the Class A Certificates
               exceeds the Class A Adjusted Investor Interest
               after giving effect to all transactions on such
               Distribution Date                                             -

      3  Information regarding Payments in respect of the Class B
         Certificates (per $1,000 original certificate principal amount)
            a  Total Payment                                            5.291670
            b  Amount of Payment in respect of Class B Monthly
               Interest                                                 5.291670
            c  Amount of Payment in respect of Class B Overdue
               Monthly Interest                                              -
            d  Amount of Payment in respect of Class B Additional
               Interest                                                      -
            e  Amount of Payment in respect of Class B Principal             -

      4  Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e) of the definition of Class B Investor
         Interest
            a  Amount of reductions in Class B Investor Interest             -
            b  Amount of reductions in Class B Investor Interest
               per $1,000 original certificate principal amount              -
            c  Total amount reimbursed in respect of reductions
               of Class B Investor Interest                                  -
            d  Amount reimbursed in respect of reductions of
               Class B Investor Interest per $1,000 original
               certificate principal amount                                  -
            e  The amount, if any, by which the outstanding
               Principal Balance of the Class B Certificates
               exceeds the Class B Investor Interest after
               giving effect to all transactions on such
               Distribution Date                                             -
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Monthly Holders' Statement
Page 2 (all amounts in dollars except percentages)

      5  Information regarding Distribution in respect of the Collateral
         Interest
            a  Total distribution                                       5.387330
            b  Amount of distribution in respect of Collateral
               Monthly Interest                                         5.387330
            c  Amount of distribution in respect of Collateral
               Overdue Interest                                              -
            d  Amount of distribution in respect of Collateral
               Monthly Principal                                             -

      6  Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e) of the definition of Collateral
         Interest
            a  Amount of reductions in Collateral Interest                   -
            b  Total amount reimbursed in respect of reductions
               of Collateral Interest                                        -

B  Trust Performance
      1  Delinquencies
            a  31-59 days                                             12,773,254
            b  60-89 days                                              8,694,906
            c  90 days and over                                       12,060,244
            d  Total 30+ days delinquent                              33,528,404

      2  Base Rate
            a  Current Monthly Period                                     8.171%
               b  Prior Monthly Period                                    8.171%
               c  Second Prior Monthly Period                             8.171%
      3  Three Month Average Base Rate                                    8.171%

      4  Portfolio Yield (gross portfolio yield less net defaults)
               a  Current Monthly Period                               13.42732%
               b  Prior Monthly Period                                 15.48536%
               c  Second Prior Monthly Period                          13.88875%
      5  Three Month Average Portfolio Yield                           14.26714%

      6  Excess Spread Percentage
               a  Current Monthly Period                                5.25641%
               b  Prior Monthly Period                                  7.31445%
               c  Second Prior Monthly Period                           5.71775%
      7  Three Month Average Excess Spread Percentage                   6.09620%

      8  Monthly Payment Rate (total collections/beginning aggregate
         principal receivables)                                        14.73169%

      9  Portfolio Adjusted Yield                                       4.75641%


                   First National Bank of Commerce, Servicer


                            By: /s/ Jane B. Truett
                            ----------------------
                            Name:   Jane B. Truett
                            Title:  Vice President and Controller